Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
	Lyne Andrich	303.312.3458
	Sue Hermann	303.312.3488

COBIZ INC. Reports Increases in Quarterly Net Income, EPS

DENVER — April 20, 2006 — COBIZ INC. (Nasdaq: COBZ), a $2.02 billion financial services company, today reported that its net income grew to $5.28 million for the first quarter of 2006 from $4.83 million for the first quarter of 2005, a 9% increase. Earnings per share (diluted) were $0.23 and $0.21 for the same periods. Included in the company’s results for the first quarter of 2006 is a $0.01 after-tax charge related to the adoption of FAS 123R which requires the expensing of stock options and other stock-based compensation programs. Excluding the impact of FAS 123R, the company’s first quarter diluted earnings per share would have been $0.24, whereas reported 2005 results do not include these costs (please refer to the explanation of the company’s use of non-GAAP financial measures at the end of this release).

“Our first quarter earnings are a great starting point for the year and are in line with our expectations,” said Steven Bangert, chairman and CEO, COBIZ INC. “For the first quarter of 2006, the bank’s earnings are up $0.03 per share, or 13%, over the first quarter of 2005. For the same periods, the net contribution of the fee-based businesses was down $0.02 per share, due in part to one-time, non-recurring revenues generated by the executive benefits area during the first quarter of 2005.

“Historically, our company starts off the year slowly and gains momentum as the year progresses. During the first quarter, our banks grew loans by 17% (annualized), and deposits and customer repurchase agreements (repos) by 30% (annualized). In addition, all of our fee-based businesses have great pipelines that should translate into stronger operating results in the latter half of the year.

“We passed $2 billion in assets this quarter, doubling our asset size in just four years. I’m very pleased with how our company has transformed from a small community bank to a diversified financial services company.”

-more-

COBIZ Earnings, 1Q2006

First add

Commercial Banking

The company’s banking franchise — Colorado Business Bank and Arizona Business Bank — grew loans by 22%, or $249.0 million, from the first quarter of 2005 to the first quarter of 2006, and ended with $1.39 billion in loans outstanding. During the quarter, the franchise grew loans at a 17% annualized rate, or $55.7 million. The Arizona bank continued to post exceptional growth numbers, growing loans by 50%, or $155.5 million, from March 2005 and 23% (annualized), or $24.7 million, during the quarter. The Colorado bank has gained momentum, growing loans at a rate of 11%, or $93.6 million, year over year, and 14% (annualized), or $31.1 million, during the quarter. Even with the loan growth, the company continues to post outstanding asset quality, ending the quarter with nonperforming assets as a percentage of total assets at 4 basis points, or four-one hundredths of one percent.

The company grew deposits and customer repurchase agreements (repos) to $1.66 billion, an increase of 24%, or $322.8 million, from the first quarter of 2005. During the quarter, deposits and repos grew at a 30% annualized rate, or $115.2 million. Year over year, the Arizona bank grew deposits and repos by 35%, or $84.5 million, and the Colorado bank grew deposits and repos at a rate of 22%, or $237.9 million. During the quarter, the Arizona bank grew deposits and repos at a 24% annualized rate, or $17.9 million, and the Colorado bank grew deposits and repos at a 32% annualized rate, or $97.3 million. At the end of the period, the company continued to report a favorable deposit funding mix with demand deposit accounts comprising 33%, and NOW and money market accounts comprising 38% of our total deposits.

The company’s net interest margin contracted by 6 basis points to 4.24% during the quarter and remained flat from the first quarter of 2005. The contraction is the result of continued competition in our markets and changes in average deposit composition. Although deposits and repos increased by $115.2 million for the quarter, average deposits were actually down $28.3 million requiring the temporary use of more expensive short-term wholesale funding.

Fee-Based Business Lines

The company’s non-banking subsidiaries also demonstrate a high level of seasonality, posting softer results in the first quarter and gaining traction throughout the year. For the first quarter of 2006, the company’s noninterest income was $6.3 million. For the first quarter of 2006, fee income as a percentage of operating revenues was 25%, which is consistent with the company’s ongoing target.

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COBIZ Earnings, 1Q2006

Second add

Investment Banking

Green Manning & Bunch (GMB), which generated revenues of $1.1 million in the first quarter, started off the year with a full pipeline of transactions. The firm is perhaps the strongest example of seasonality in revenues, with a significant number of transactions typically closing in the latter half of the year. Bangert feels confident the investment banking subsidiary will meet or exceed its 2005 results in 2006.

Insurance

The company’s insurance segment — composed of Financial Designs Ltd. (FDL) and CoBiz Insurance — generated revenues of $2.8 million in the first quarter of 2006. “We’ve been pleased with how well our insurance products have been accepted by our core customer base,” said Bangert. “In terms of insurance revenues generated, COBIZ was the top holding company in our peer group — assets between $1 and $3 billion — last year. We are optimistic about the prospects for this area, as we continue to add experienced business developers and build out such recurring revenue streams as employee benefits, and property and casualty insurance.”

Investment Advisory and Trust

Alexander Capital Management Group (ACMG) and CoBiz Private Asset Management ended the first quarter with combined discretionary assets under management of $583.0 million, representing an increase of 34% (annualized), or $45.3 million, for the quarter. The segment generated revenues of $1 million for the first quarter of 2006. “The strong growth in our assets under management during the first quarter sets us up for improved revenues in the second quarter,” said Bangert.

ACMG recently announced the addition of Charlotte Peterson, an equity and portfolio manager with 16 years of experience. “We’ve made significant progress on the build out of ACMG’s infrastructure and believe that firm is well positioned for future growth.”

Conclusion

“We recently announced the formation of CoBiz Advisors, a new function within the parent company that will serve as a single point of contact to deliver the full array of our products and services internally and externally,” said Bangert. “We tapped two internal candidates who, combined, have more than 40 years of experience in commercial and private banking, investment management, estate planning trust services, and investment banking to create this new division.

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COBIZ Earnings, 1Q2006

Third add

“We have an extremely loyal customer base which represents an amazing opportunity to introduce our ability to serve their complete needs throughout their business lifecycle. We just need to ensure we’re speaking with one clear, concise voice when we do so. CoBiz Advisors will help make it possible to do just that.”

In the first quarter, COBIZ was one of only 40 bank holding companies in the nation named to the 2006 Keefe, Bruyette & Woods (KBW) Honor Roll. “Our placement on the list reflects the continued strength of our earnings over the past decade, and we have every intention of earning a spot on the Honor Roll for many years to come,” said Bangert.

“With the continuing strength of the Arizona and Colorado economies, combined with the momentum of our banking franchise, we are very optimistic about 2006,” said Bangert. “We anticipate strong contributions from all of our business lines in the coming year.”

Earnings Conference Call

In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, April 21, 2006 at 11 a.m. Eastern Time with Steven Bangert, chairman and CEO, COBIZ INC. The call can be accessed over the Internet at http://www.videonewswire.com/event.asp?id=32916 or by telephone at 1.800.370.0740 (1.973.409.9259 for international callers).

Explanation of The Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.

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COBIZ Earnings, 1Q2006

Fourth add

COBIZ INC. (www.cobizinc.com) is a $2.02 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. COBIZ also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

This release contains forward-looking statements that describe COBIZ’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CoBiz Inc.

March 31, 2006

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended
	MAR 2006	MAR 2005

INCOME STATEMENT DATA
Interest Income	$30,722	$23,071
Interest Expense	11,863	6,274
NET INTEREST INCOME BEFORE PROVISION	18,859	16,797
Provision for Credit Losses	400	435
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	18,459	16,362
Noninterest Income	6,340	6,693
Noninterest Expense	16,606	15,417
INCOME BEFORE INCOME TAXES	8,193	7,638
Provision for Income Taxes	2,913	2,812
NET INCOME	$5,280	$4,826

EARNINGS PER COMMON SHARE
BASIC	$0.24	$0.22
DILUTED	$0.23	$0.21
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	22,378	22,024
DILUTED	23,210	23,125

COMMON SHARES OUTSTANDING AT PERIOD END	22,466	22,046
BOOK VALUE PER SHARE - COMMON	$6.27	$5.57

PERIOD END BALANCES
Total Assets	$2,024,209	$1,745,683
Loans (net)	1,371,672	1,124,397
Goodwill and Intangible Assets	41,899	41,903
Deposits	1,420,355	1,188,531
Junior Subordinated Debentures	72,166	71,472
Common Shareholders’ Equity	140,860	122,858
Interest-Earning Assets	1,867,322	1,609,406
Interest-Bearing Liabilities	1,403,153	1,234,390

BALANCE SHEET AVERAGES
Average Assets	$1,961,283	$1,743,287
Average Loans (net)	1,348,867	1,117,884
Average Deposits	1,309,334	1,148,000
Average Junior Subordinated Debentures	72,166	71,635
Average Common Shareholders’ Equity	138,890	123,914
Average Interest-Earning Assets	1,814,661	1,616,889
Average Interest-Bearing Liabilities	1,387,519	1,243,425

	Quarter Ended
	MAR 2006	MAR 2005
PROFITABILITY MEASURES
Net Interest Margin	4.24%	4.24%
Efficiency Ratio	65.89%	65.13%
Return on Average Assets	1.09%	1.12%
Return on Average Common Shareholders’ Equity	15.42%	15.79%
Noninterest Income as a Percentage of Operating Revenues	25.16%	28.49%

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and still accruing interest	$5	$—
Nonaccrual Loans	895	931
Total Nonperforming loans	$900	$931
Repossessed Assets	—	37
Total Nonperforming assets	$900	$968

Charge-offs	(30)	(249)
Recoveries	49	132
Net Recoveries (Charge-Offs)	$19	$(117)

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets	0.04%	0.06%
Nonperforming Loans to Total Loans	0.06%	0.08%
Allowance for Loan and Credit Losses to Total Loans	1.25%	1.32%
Allowance for Loan and Credit Losses to Nonperforming Loans	1925.00%	1610.31%

CoBiz Inc.

March 31, 2006

(unaudited)

(Dollars in thousands)

	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended March 31, 2006	$13,513	$6,525	$8	$5	$6	$(1,198)	$18,859
Quarter ended December 31, 2005	13,541	6,314	9	4	—	(1,145)	18,723
Annualized quarterly growth	(.8)%	13.6%	(45.1)%	101.4%	—	18.8%	2.9%

Quarter ended March 31, 2005	$13,445	$4,288	$6	$3	$18	$(963)	$16,797
Annual growth	.5%	52.2%	33.3%	66.7%	(66.7)%	(24.4)%	12.3%

Noninterest income
Quarter ended March 31, 2006	$990	$359	$1,147	$982	$2,797	$65	$6,340
Quarter ended December 31, 2005	1,008	316	2,462	956	2,934	13	7,689
Annualized quarterly growth	(7.2)%	55.2%	(216.6)%	11.0%	(18.9)%	1,622.2%	(71.2)%

Quarter ended March 31, 2005	$997	$265	$1,578	$1,003	$2,849	$1	$6,693
Annual growth	(.7)%	35.5%	(27.3)%	(2.1)%	(1.8)%	6,400.0%	(5.3)%

Net income
Quarter ended March 31, 2006	$4,355	$1,675	$139	$53	$71	$(1,013)	$5,280
Quarter ended December 31, 2005	4,308	1,762	427	66	257	(1,090)	5,730
Annualized quarterly growth	4.4%	(20.0)%	(273.5)%	(79.9)%	(293.5)%	(28.8)%	(31.8)%

Quarter ended March 31, 2005	$4,620	$617	$328	$54	$354	$(1,147)	$4,826
Annual growth	(5.7)%	171.5%	(57.6)%	(1.9)%	(79.9)%	11.7%	9.4%

Earnings Per Share (Diluted)
Quarter ended March 31, 2006	$0.19	$0.07	$0.01	$—	$—	$(0.04)	$0.23
Quarter ended December 31, 2005	0.19	0.08	0.02	—	0.01	(0.05)	0.25
Annualized quarterly growth	.0%	(50.7)%	(202.8)%	—	(405.6)%	(81.1)%	(32.4)%

Quarter ended March 31, 2005	$0.20	$0.03	$0.01	$—	$0.02	$(0.05)	$0.21
Annual growth	(5.0)%	133.3%	.0%	.0%	(100.0)%	20.0%	9.5%

	Colorado	Arizona	Investment	Investment	Corporate
	Business	Business	Banking	Advisory	Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Total loans
At March 31, 2006	$921,964	$466,396	$—	$—	$—	$33	$1,388,393
At December 31, 2005	890,909	441,711	—	—	—	48	1,332,668
Annualized quarterly growth	14.1%	22.7%	—	—	—	(126.7)%	17.0%

At March 31, 2005	$828,334	$310,872	$—	$—	$—	$183	$1,139,389
Annual growth	11.3%	50.0%	.0%	.0%	.0%	(82.0)%	21.9%

Total deposits and customer repurchase agreements
At March 31, 2006	$1,332,115	$325,842	$—	$945	$—	$—	$1,658,902
At December 31, 2005	1,234,769	307,894	—	1,014	—	—	1,543,677
Annualized quarterly growth	32.0%	23.6%	—	(27.6)%	—	—	30.3%

At March 31, 2005	$1,094,214	$241,358	$—	$532	$—	$—	$1,336,104
Annual growth	21.7%	35.0%	.0%	77.6%	.0%	.0%	24.2%

CoBiz Inc.

March 31, 2006

(unaudited)

(Dollars in thousands)

	For the Quarter ended March 31, 2006
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$22,407	$8,258	$8	$5	$6	$38	$30,722
Total interest expense	8,894	1,733	—	—	—	1,236	11,863
Net interest income	13,513	6,525	8	5	6	(1,198)	18,859
Provision for credit losses	253	183	—	—	—	(36)	400
Net interest income after provision for credit losses	13,260	6,342	8	5	6	(1,162)	18,459
Noninterest income	990	359	1,147	982	2,797	65	6,340
Noninterest expense and minority interest	2,921	2,363	863	822	2,546	7,091	16,606
Income before income taxes	11,329	4,338	292	165	257	(8,188)	8,193
Provision for income taxes	4,078	1,597	111	64	102	(3,039)	2,913
Net income before management fees and overhead allocations	$7,251	$2,741	$181	$101	$155	$(5,149)	$5,280
Management fees and overhead allocations, net of tax	2,896	1,066	42	48	84	(4,136)	—
Net income	$4,355	$1,675	$139	$53	$71	$(1,013)	$5,280

	For the Quarter ended December 31, 2005
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$20,987	$7,720	$9	$4	$—	$33	$28,753
Total interest expense	7,446	1,406	—	—	—	1,178	10,030
Net interest income	13,541	6,314	9	4	—	(1,145)	18,723
Provision for credit losses	291	231	—	—	—	1	523
Net interest income after provision for credit losses	13,250	6,083	9	4	—	(1,146)	18,200
Noninterest income	1,008	316	2,462	956	2,934	13	7,689
Noninterest expense and minority interest	2,869	2,321	1,726	790	2,377	6,841	16,924
Income before income taxes	11,389	4,078	745	170	557	(7,974)	8,965
Provision for income taxes	4,211	1,462	287	67	219	(3,011)	3,235
Net income before management fees and overhead allocations	$7,178	$2,616	$458	$103	$338	$(4,963)	$5,730
Management fees and overhead allocations, net of tax	2,870	854	31	37	81	(3,873)	—
Net income	$4,308	$1,762	$427	$66	$257	$(1,090)	$5,730

	For the Quarter ended March 31, 2005
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$17,751	$5,247	$6	$3	$18	$46	$23,071
Total interest expense	4,306	959	—	—	—	1,009	6,274
Net interest income	13,445	4,288	6	3	18	(963)	16,797
Provision for credit losses	340	195	—	—	—	(100)	435
Net interest income after provision for credit losses	13,105	4,093	6	3	18	(863)	16,362
Noninterest income	997	265	1,578	1,003	2,849	1	6,693
Noninterest expense and minority interest	3,459	2,349	996	851	2,185	5,577	15,417
Income before income taxes	10,643	2,009	588	155	682	(6,439)	7,638
Provision for income taxes	3,874	735	226	61	264	(2,348)	2,812
Net income before management fees and overhead allocations	$6,769	$1,274	$362	$94	$418	$(4,091)	$4,826
Management fees and overhead allocations, net of tax	2,149	657	34	40	64	(2,944)	—
Net income	$4,620	$617	$328	$54	$354	$(1,147)	$4,826

CoBiz Inc.

March 31, 2006

(unaudited)

(Dollars in thousands)

	Three months ended March 31,
			Increase/(decrease)
	2006	2005	Amount	%
NONINTEREST INCOME
Deposit service charges	$708	$720	$(12)	(2)%
Other loan fees	172	139	33	24%
Trust and advisory income	982	1,003	(21)	(2)%
Insurance revenue	2,797	2,849	(52)	(2)%
Investment banking revenue	1,147	1,578	(431)	(27)%
Other income	534	404	130	32%
Gain on sale of other assets and securities	—	—	—	100%
Total noninterest income	$6,340	$6,693	$(353)	(5)%

	Three months ended March 31,
			Increase/(decrease)
	2006	2005	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$10,855	$10,078	$777	8%
Stock based compensation expense	302	—	302	100%
Occupancy expenses, premises and equipment	2,712	2,627	85	3%
Amortization of intangibles	118	141	(23)	(16)%
Other operating expenses	2,617	2,454	163	7%
Loss on sale of other assets and securities	2	117	(115)	(98)%
Total noninterest expenses	$16,606	$15,417	$1,189	8%

	March 31, 2006		December 31, 2005		March 31, 2005
		% of		% of		% of
	Amount	Portfolio	Amount	Portfolio	Amount	Portfolio
LOANS
Commercial	$421,223	30.7%	$421,497	32.0%	$399,623	35.5%
Real Estate - mortgage	702,018	51.1%	682,503	51.9%	537,493	47.8%
Real Estate - construction	194,102	14.2%	150,680	11.5%	127,374	11.3%
Consumer	58,750	4.3%	65,932	5.0%	62,948	5.6%
Other	12,300	0.9%	12,056	0.9%	11,951	1.1%
Gross loans	1,388,393	101.2%	1,332,668	101.3%	1,139,389	101.3%
Less allowance for loan losses	(16,721)	(1.2)%	(16,906)	(1.3)%	(14,992)	(1.3)%
Net loans	$1,371,672	100.0%	$1,315,762	100.0%	$1,124,397	100.0%

	March 31, 2006		December 31, 2005		March 31, 2005
		% of		% of		% of
	Amount	Portfolio	Amount	Portfolio	Amount	Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$543,794	32.8%	$502,283	32.5%	$443,176	33.2%
Savings	8,706	0.5%	8,461	0.5%	11,618	0.9%
Certificates of deposits under $100,000	83,626	5.0%	81,336	5.3%	86,944	6.5%
Certificates of deposits $100,000 and over	322,414	19.5%	298,781	19.4%	274,085	20.5%
Total interest-bearing deposits	958,540	57.8%	890,861	57.7%	815,823	61.1%
Noninterest-bearing demand deposits	461,815	27.8%	436,091	28.3%	372,708	27.9%
Customer repurchase agreements	238,547	14.4%	216,725	14.0%	147,573	11.0%
Total deposits and customer repurchase agreements	$1,658,902	100.0%	$1,543,677	100.0%	$1,336,104	100.0%

CoBiz Inc.

March 31, 2006

(unaudited)

(Dollars in thousands)

	For the three months ended March 31,
	2006			2005
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost
Assets
Federal funds sold and other	$5,951	$81	5.44%	$4,817	$75	6.23%
Investment securities	459,843	4,973	4.33%	494,188	4,538	3.67%
Loans	1,366,088	25,792	7.55%	1,132,740	18,569	6.56%
Allowance for loan losses	(17,221)	0	0.00%	(14,856)	0	0.00%
Total interest earning assets	1,814,661	$30,846	6.80%	1,616,889	$23,182	5.73%
Noninterest-earning assets
Cash and due from banks	47,096			36,819
Other	99,526			89,579
TOTAL ASSETS	$1,961,283			$1,743,287

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$495,906	$2,930	2.40%	$446,512	$1,219	1.11%
Savings deposits	8,538	14	0.67%	11,602	9	0.31%
Certificates of deposits
Under $100,000	80,157	712	3.60%	76,095	461	2.46%
$100,000 and over	303,337	2,867	3.83%	249,645	1,460	2.37%
Total interest-bearing deposits	887,938	6,523	2.98%	783,854	3,149	1.63%
Other Borrowings
Securities sold under agreements to repurchase and other short-term borrowings	325,466	2,958	3.64%	295,483	1,475	2.00%
FHLB advances	101,949	1,141	4.48%	92,453	612	2.65%
Junior subordinated debentures	72,166	1,241	6.88%	71,635	1,038	5.80%
Total interest-bearing liabilities	$1,387,519	$11,863	3.45%	$1,243,425	$6,274	2.02%
Noninterest-bearing demand accounts	421,396			364,146
Total deposits and interest-bearing liabilities	1,808,915			1,607,571
Other noninterest-bearing liabilities	13,478			11,802
Total liabilities and preferred securities	1,822,393			1,619,373
Shareholders’ equity	138,890			123,914
Total liabilities and shareholders’ equity	$1,961,283			$1,743,287
Net interest income		$18,983			$16,908
Net interest spread			3.35%			3.72%
Net interest margin			4.24%			4.24%
Ratio of average interest-earning assets to average interest-bearing liabilities	130.78%			130.04%

CoBiz Inc.

March 31, 2006

(unaudited)

Reconciliation of Non-GAAP Measure to GAAP

Management is presenting in the following table adjustments to diluted earnings per share as reported in accordance with generally accepted accounting principles for the impact of the adoption of SFAS 123R Share-Based Payment.

Quarter Ended
March 2006

Diluted EPS as reported - GAAP	$0.23

Diluted EPS - Attributable to stock based compensation	0.01

Adjusted diluted EPS (Non-GAAP)	$0.24